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                                                                   EXHIBIT 23.12
                            Harney, Westwood Riegels
                       Barristers, Solicitors, Notaries,
                          Patent and Trade Mark Agents
                               Craigmuir Chambers
                                  P.O. Box 71
                                   Road Town
                        Tortola, British Virgin Islands

                                20 January 1997

Our Ref: FAB/prs/13-0336.001

Dransfield China Paper Corporation
c/o. P.O. Box 71
Road Town
Tortola, British Virgin Islands

                                Re: Dransfield China Paper Corporation

Dear Sirs:

         We hereby consent to the inclusion of the name of this firm as an expert in Registration Statement S-1 to be filed with the Securities and Exchange Commission and consent to the inclusion therein of our opinion as to the legality of the securities being registered.

Yours faithfully,
HARNEY, WESTWOOD & RIEGELS

/s/ Fiona Bada